                                                                   Exhibit 10.12

               EMPLOYMENT AGREEMENT, dated as of December 31, 1996, between Revenue Production Management, Inc., an Illinois corporation (the "Company"), and Neil
               J. Greene (the "Employee").
               --------------------------------------------------

          Physician Support Systems, Inc., a Delaware corporation ("PSS"), is acquiring all of the issued and outstanding capital stock of the Company in a merger transaction involving PSS, a wholly-owned subsidiary of PSS, and the Company (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of December 31, 1996 (the "Merger Agreement"), among PSS Revenue Production Management, Inc., a wholly owned subsidiary of PSS, PSS and the Company. Employee acknowledges and agrees that this Agreement is being entered into in connection with the sale of all of his shares of capital of the Company.

          The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and subject to the conditions set forth herein.

          As a material inducement to PSS to consummate the Merger, PSS and the Company desire that Employee enter into the covenants set forth in Section 5 hereof, and Employee agrees to enter into such covenants. Employee's execution of this Agreement is a condition to PSS's obligation to consummate the Merger.

          Based upon the mutual covenants and consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          Section 1.  Term.  The initial term of employment of Employee by the
                      ----
Company hereunder shall commence upon the date of this Agreement (the "Commencement Date") and end on the fourth anniversary of the Commencement Date, unless extended on terms agreed upon between Employee and the Company (such term being hereinafter referred to as the "Employment Period"). Notwithstanding the foregoing, the Employment Period shall automatically be extended for one one-year period unless Employee gives notice to the Company at least 180 days prior to the expiration of the initial Employment Period of such party's intention not to extend the Employment Period. If such notice is given, the Employment Period shall terminate at the end of the initial Employment Period. The Employment Period may be earlier terminated pursuant to the provisions of this Agreement.

          Section 2.  Duties.
                      ------

              2.1. Scope. (a) During the Employment Period, Employee shall
                   -----
perform senior management services requiring substantially the same time commitment and encompassing substantially the same responsibilities as Employee has, in good faith and in the ordinary course of business, performed for the Company prior to the Merger, and shall include such other services as Employee and the Company may, from time to time, agree (collectively, the "Services"). During the Employment Periods, the Employee shall hold the office of Vice President of the Company and report to the Board of Directors of the Company.

              (b) Employee shall have the right to cause the Company to continue to maintain its clients services and development bonus programs. The programs shall be administered and maintained in accordance with the Company's past practice and with the concurrence of the Company's Board of Directors.

              2.2.   Performance.  (a)  During the Employment Period, Employee
                     -----------
will render the Services to the Company in conformity with professional standards and in a prudent and workmanlike manner. Employee shall have complete discretion in the performance of the Services, subject to the Company's policies, standards and regulations, Employee's fiduciary duties to the Company and the general authority and direction of the Boards of Directors of the Company and PSS. Employee shall promote the interests of the Company in carrying out Employee's duties and shall not deliberately take any action which could, or deliberately fail to take any action which failure could, reasonably be expected to have a material adverse effect upon the business of the Company, PSS or their respective affiliates.

          (b) The Services shall principally be rendered at the Company's principal offices in Evanston, Illinois, or at a location within 50 miles of Evanston, with such travel as shall be reasonably required in the performance of the Services; provided that Employee shall not be required to relocate out of the Chicago metropolitan area, and that Employee shall not be required to spend more than 25% of his time in the performance of the Services outside the Chicago metropolitan area.

          (c) The Company acknowledges and agrees that Employee may from time to time during the period that Employee is employed by the Company perform legal services as an attorney outside of Employee's employment with the Company; provided that (i) such services could not reasonably be expected to impair the relationship between the Company or its affiliates on the one hand and a Client Account (defined below in Section 5.1) on the other, (ii) such services do not interfere with Employee's performance of the Services, and (iii) Employee is in compliance with his obligations under this Agreement.

          (d) Employee shall to the same extent as directors and officers of PSS's other subsidiaries, be indemnified from any and all liabilities (including reasonable attorney's fees and costs) incurred by reason of the fact that: (i) on and after the date hereof, Employee is an employee of the Company and (ii) Employee is a member of the Company's Board of Directors (to the extent Employee serves as such a director); provided that such indemnity shall be pursuant to PSS's or the Company's, as the case may be, certificate of incorporation and bylaws. To the same extent as directors and officers of PSS's other subsidiaries, Employee shall as a director and officer of the Company be covered by liability insurance against liabilities as to which Employee is permitted to be indemnified by PSS's or the Company's, as the case may be, certificate of incorporation or bylaws.

    Section 3.    Compensation.
                  ------------

              3.1.  Salary.  As compensation for the Services, the Company shall
                    ------
pay to the Employee an annual base salary of $125,000 (the "Salary"), payable in equal installments in accordance with the Company's normal payroll practices, which Salary, shall be adjusted annually, based upon the increase, if any, in the Consumer Price Index, as published by the United States Department of Commerce.

              3.2.  Employee Stock Options.  As additional compensation for the
                    ----------------------
Services, Employee shall be entitled to grants of stock options under PSS's Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), awarded by PSS's Board of Directors or a committee thereof administering the Stock Option Plan. The terms and amounts of such grants are set forth on Annex A attached hereto. Employee shall also be eligible to receive additional stock option grants under the Stock Option Plan based upon achievement of performance objectives during the Employment Period for calendar years after 1997. Such additional grants shall be at the discretion of the Compensation Committee of PSS's board of directors and any such performance objectives shall be developed by the Compensation Committee in consultation with Employee.

              3.3.  Reimbursement.  Pursuant to the Company's standard
                    -------------
reimbursement policies, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee directly related to the performance by Employee of the services hereunder. Employee shall account for such expenses in accordance with the Company's reasonable record-keeping requirements.

          Section 4.  Employee Benefits.  During the Employment Period, Employee
                      -----------------
shall be eligible for the employee benefits (including, without limitation, medical coverage) at least as favorable as those generally provided by PSS to its senior management employees. The Company reserves the right to expand, restrict, designate or eliminate the benefits provided to Employee so long as such expansion, restriction, designation or elimination applies generally to all of PSS's senior management employees. Employee shall be entitled to vacations consistent with the Company's vacation policy for senior management employees.

          Section 5.  Non-Competition; Non-Disclosure.
                      -------------------------------

              5.1.  Clients.  Employee recognizes and acknowledges that, after
                    -------
the Commencement Date, (a) all clients and/or accounts serviced by the Company, any of its affiliates, Employee or the Company's or its affiliates' other employees during Employee's employment with the Company, including all clients and/or accounts acquired by Employee due to such Employee's efforts during the term of such Employee's employment with the Company, are the clients and accounts of the Company or its affiliates, as the case may be (collectively, "Existing Accounts"), and (b) all businesses or individuals who (i) have been contacted by Employee or the Company or any of its affiliates with a view toward having such business or entity retain the Company or any of its affiliates to provide services or (ii) are known to Employee as a result of his employment with the Company are prospective clients and accounts of the

Company or its affiliates, as the case may be (collectively, "Prospective Accounts," and, with Existing Accounts, "Client Accounts").

              5.2.  Non-Disclosure.  (a) Except as provided in this Section 5.2,
                    --------------
Employee shall not, during or after the Employment Period, disclose any confidential or proprietary information of the Company or of its affiliates to any person, firm, corporation, association or other entity (other than the Company, its affiliates, officers or employees thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need to know basis after Employee has received assurances that the confidential or proprietary information shall be kept confidential), nor shall Employee make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, corporation or other entity, except the Company. As used herein, the term "confidential or proprietary information" means all information which is or becomes known to Employee and relates to matters such as trade secrets, research and development activities, business or financing plans, acquisition opportunities, computer software, books and records, customer or potential customer lists (including, without limitation, any list of Client Accounts or any part thereof), vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by Employee or a person who received such information from Employee).

          (b) If Employee is requested or required by law or judicial order to disclose any confidential or proprietary information, Employee shall provide the Company with prompt notice of any such request for such information or requirement so that the Company may seek an appropriate protective order or waiver of Employee's compliance with the provisions of this clause. Employee will not oppose action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company will provide for and control the defense of matters arising under this provision at the Company's sole cost and expense and with counsel chosen by the Company.

          (c) Employee agrees that Employee will promptly and fully disclose to the Company (i) all inventions, ideas, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period and which shall in any way relate to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and (ii) all tangible work product (whether in the nature of developed ideas, know-how, trade secrets and similar intellectual property) and inventions (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period which relates in any way to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and all such inventions, ideas, trade secrets and know-how shall be and remain the sole and exclusive property of the Company. At the request of the Company, Employee shall, during the Employment Period, without charge to the Company, but at the expense of the

Company, assist the Company in any reasonable way to vest in it title to all such inventions, ideas, trade secrets and know-how and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, Employee shall execute and deliver any and all documents that the Company may reasonably request, including applications for patents, copyrights and assignments thereof.

          5.3. Restrictive Covenant.  Employee hereby acknowledges and
               --------------------
recognizes Employee's possession of confidential or proprietary information and the highly competitive nature of the business of the Company and its affiliates and accordingly agrees that, in consideration of PSS causing the Merger to be consummated, the Company's entering into this Agreement, and the premises contained herein, Employee will not, from and after the Commencement Date and for the period ending on the later of (a) five years after the date of this Agreement or (b) two years after the date of termination of the Employment Period, either individually or as an officer, director, employee, partner, agent or principal of another business firm (i) directly or indirectly engage in the United States in any competitive business (including seeking or accepting employment with a Client Account), (ii) assist others in engaging in any competitive business in the manner described in the foregoing clause (i), (iii) solicit, professionally contract or provide medical billing, accounts receivable, accounting, financial or consulting services to any Client Account or (iv) induce employees of the Company or any of its affiliates to terminate their employment with the Company or such affiliates or hire any employees of the Company or any of its affiliates to work with Employee or any business firm affiliated with Employee; provided that, if the Employment Period is terminated by the Company pursuant to Section 6.2, Employee's obligations pursuant to this
Section 5.3 shall terminate two years after the date on which the Company makes final payment to Employee in respect of Salary (unless the Company continues to pay Employee his Salary as if the Employment Period had not been terminated in which case, Employee's obligations pursuant to this Section 5.3 shall terminate on the earlier of (x) two years after the date on which the Company ceases to make such Salary payments to Employee and (y) six years after the date of this Agreement). Notwithstanding the foregoing, after the termination or expiration of the Employment Period, Employee may (i) work or consult for a governmental agency, (ii) work or consult for not-for-profit healthcare industry groups,
(iii) teach at a public or private college, university or professional or vocational training school, and (iv) work in a management, administrative or legal counsel capacity in a healthcare business (other than entities which, as the primary component of their business, provide medical billing, accounts receivable management or practice management services to healthcare providers); provided that (1) in no event shall Employee engage in any such activity if such activity (x) is otherwise prohibited pursuant to clauses (i) or (ii) of the immediately preceding sentence or (y) adversely affects, or conflicts with, the business or operations of the Company, PSS or any of their respective affiliates and (2) in the case of working or consulting for a governmental agency, Employee shall recuse himself from any decision-making role in matters affecting the business or operations of PSS or its affiliates.

          5.4.  Remedies.  Employee acknowledges that the Company may elect to
                --------
specifically enforce Section 5.1, 5.2 or 5.3 by injunctive or other equitable remedies (as provided in Section 8.4) or, in the alternative, seek damages as a result of Employee's breach of the agreements set forth in such section. Employee recognizes that the right to service each Client Account is a valuable asset of the Company or its affiliates and that the precise value of the loss of such asset may be difficult to measure in monetary sums.

          Section 6.  Termination.
                      -----------

              6.1.  Death or Disability.  If the Employee should die during the
                    -------------------
Employment Period, the Employment Period shall terminate as of the date of death. If the Employee becomes unable to perform the Services reasonably satisfactorily for at least 180 consecutive days during the Employment Period due to a physical or mental disability, the Company may elect to terminate the Employment Period at any time thereafter, provided the Employee still suffers from such disability; and the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician reasonably acceptable to Employee and to the Company. The Employee's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Employee's inability to perform his duties hereunder.

              6.2.  Cause.  The Company, at its option, may terminate the
                    -----
Employment Period and all of the obligations of the Company hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder in the event of (i) the Employee's conviction of, or plea of guilty or nolo contendere to (A) a felony or (B) a fraudulent or deliberately dishonest act which results in a material adverse effect on the Company, (ii) the Employee's material breach of this Agreement or
(iii) the Employee's gross negligence or bad faith in the performance of the Services. Notwithstanding the foregoing, the Employment Period may not be deemed to have been terminated for Cause pursuant to Section 6.2(ii) until 45 days after Employee receives written notice from the Company that the Company is terminating the Employment Period pursuant to such Section. During such 45-day period, Employee has the right, together with Employee's counsel, to meet with the Company's Board of Directors to discuss such termination by giving written notice to the Company within 15 days after Employee receives such termination notice. If such meeting is requested by Employee, such meeting shall take place at the Company's principal place of business at a date and time to be mutually agreed upon in good faith by the Company and Employee, which date shall not be less than 10 days or more than 20 days after the Company's receipt of such meeting request.

              6.3.  Payments in the Event of Termination. (a) If the Employment
                    ------------------------------------
Period is terminated or expires pursuant to Section 1 or Section 6, the Company shall pay the Employee any Salary, accrued vacation and any other remuneration earned to the date of such termination or expiration, as the case may be.

          (b) Notwithstanding anything to the contrary set forth in Section 6.3(a), if the Employment Period is terminated pursuant to Section 6.1 prior to the first anniversary of the Commencement Date, the Company shall pay the Employee or his estate, as the case may be, an amount equal to the sum of any unpaid Salary, and any other remuneration to which Employee would otherwise have been entitled during the first year of the Employment Period had the Employment Period not been so terminated. At the Company's option and in lieu of its obligations pursuant to the immediately preceding sentence, the Company may purchase insurance on Employee's life with a death benefit at least equal to the Company's obligations pursuant to the immediately preceding sentence. Employee or his estate shall be the beneficiary of any such life insurance.

          (c) If the Employment Period is terminated by the Company (other than pursuant to Section 6.1 or 6.2), the Company shall continue to (i) pay Employee his Salary through the remainder of the Employment Period (assuming no early termination or expiration) and (ii) provide Employee with the employee benefits that Employee would otherwise have been entitled pursuant to Section 4 of this Agreement.

              6.4.  Termination Obligations.  In the event of termination of the
                    -----------------------
Employment Period in accordance with this Section 6, all obligations of the Company pursuant to this Agreement shall terminate, except as specifically set forth in Section 6.3.

          Section 7.  Transition.  In the event of termination of the Employment
                      ----------
Period, Employee shall for a reasonable period of time use Employee's best efforts to assist the Company in maintaining the Company's professional relationship with all Client Accounts. To such end, Employee shall cooperate and assist the Company, at the Company's reasonable direction and instruction, to retain and transition each Client Account during the transition period between the receipt of notice of the termination of employment and the final day of employment.

          Section 8.  Miscellaneous.
                      -------------

              8.1.  Assignment; Benefit. This Agreement is personal in its
                    -------------------
nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation or transfer of all or substantially all of its assets.

              8.2.  Notices. All notices, requests and other communications to
                    -------
any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, at:

          Revenue Production Management, Inc.
          c/o Physician Support Systems, Inc.
          Route 230 and Eby-Chiques Road
          P.O. Box 36
          Mt. Joy, Pennsylvania 17552
          Telecopy:  717-653-0567
          Attention:  Peter W. Gilson
                      Hamilton F. Potter III

If to the Employee, at:

          381 Foxford Drive
          Buffalo Grove, Illinois 60089
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be deemed to have been given when received or, if given by mail, when delivered at the address specified in this
Section 8.2 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

          8.3.  Entire Agreement; Amendments and Waivers.  This Agreement
                ----------------------------------------
represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all negotiations and prior agreements. No amendment, alteration, modification, or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such amendment, alteration, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          8.4.  Specific Performance.  In the event of a breach or threatened
                --------------------
breach by Employee of the provisions of Section 5, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Employee of the provisions of Section 5. Without limiting the generality of the foregoing, Employee acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of
Section 5, the Company's damages may exceed the value of the consideration received by Employee in the Merger.

          8.5.  Enforceability.  It is the desire and intent of the parties
                --------------
hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          8.6.  Acknowledgments.  Employee acknowledges that Employee has read
                ---------------
this Agreement and has been afforded the opportunity to discuss and review this Agreement with the Company and/or an attorney of Employee's choice. Employee understands that execution of this Agreement and acceptance of its terms are conditions to PSS causing the Merger to be consummated and to Employee's employment with the Company. Employee agrees and acknowledges that he has been paid in full for all services rendered to the Company prior to the date hereof and has no outstanding claims against the Company for any amounts arising because of such employment. Solely for purposes of the immediately preceding sentence, the stockholder notes listed in Section 3.1(f) of the Disclosure Schedule (defined in the Merger Agreement) are not claims against the Company for amounts arising because of such employment.

          8.7.  Headings.  Descriptive headings are for convenience only and
                --------
shall not control or affect the meaning or construction of any provision of this Agreement.

          8.8.  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          8.9.  GOVERNING LAW; JURISDICTION.  THIS AGREEMENT WILL BE GOVERNED
                ---------------------------
BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. ANY PROCEEDING ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN COOK COUNTY, ILLINOIS. IN CONNECTION WITH ANY SUCH PROCEEDING, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY HIS OR ITS REASONABLE ATTORNEY'S FEES AND EXPENSES.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                             REVENUE PRODUCTION MANAGEMENT, INC.



                             By:
                                ------------------------------------
                                Name:
                                Title:


                             ---------------------------------------
                                          Neil J. Greene